UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 8, 2018

Invitation Homes Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001- 38004	90-0939055
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1717 Main Street, Suite 2000, Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)
(972) 421-3600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
The description of the Loan Agreement (as defined below) set forth under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Overview
As more fully described below, on May 8, 2018, Invitation Homes Inc. (the “Company”) completed a securitization transaction, in connection with which, 2018-2 IH Borrower LP, an indirect special purpose subsidiary of the Company (the “Borrower”), entered into a loan agreement (the “Loan Agreement”) with JPMorgan Chase Bank, National Association, as lender (the “Lender”), providing for a 7-year, floating rate loan with an initial term of 25 months and five 12-month extension options with a total principal balance of $1,057,225,000 (the “Loan”). The Loan is comprised of six components and was funded with the proceeds from the issuance of pass-through certificates representing direct or indirect beneficial ownership interests in the Loan, issued by a third-party trust entity formed to effect the transaction.
The Company used the net proceeds from the Loan to repay the balances outstanding under the mortgage loans relating to its IH 2015-1 and IH 2015-2 securitizations and to fund certain reserves. Any remaining net proceeds may be used for general corporate purposes.
The Loan is evidenced by a single componentized promissory note divided into six separate components, designated as “Component A,” “Component B,” “Component C,” “Component D,” “Component E” and “Component F” (collectively, the “Components”). The closing of the Loan occurred simultaneously with the consummation of a private offering of six classes of pass-through certificates corresponding, respectively, to the Components. The Company purchased and retained 5% of each class of such certificates for risk-retention purposes, for a total purchase price of $52,865,000.
Loan Agreement
As noted above, on May 8, 2018, the Borrower entered into the Loan Agreement with the Lender. The Loan is a 7-year, floating rate loan with an initial term of 25 months and five 12-month extension options. The Loan is comprised of six floating rate Components, for which interest expense is computed monthly for each Component individually based on a spread over one-month LIBOR ranging from 0.90% to 2.25% plus a fixed servicing and CREFC licensing fee totaling 0.0505% for each Component. As part of certain lender requirements in connection with the securitization transaction described above, the Borrower entered into an interest rate cap agreement for the initial 25-month term of the Loan in a notional amount equal to the outstanding principal balance of the Loan, with a LIBOR-based strike rate such that the debt service coverage ratio calculated as outlined in the Loan Agreement will not be less than 1.20x.
For purposes of computing, among other things, interest accrued on the Loan, the Loan is divided into six components designated as “Component A,” “Component B,” “Component C,” “Component D,” “Component E” and “Component F”. The following table shows the initial principal amount and the interest rate for each of Components A through F.

Component	Initial Principal Balance	Regular Component Interest Rate, inclusive of 0.0505% aggregate servicing and CREFC licensing fees
A	$464,424,000	One-Month LIBOR + 0.9505%
B	$135,929,000	One-Month LIBOR + 1.1305%
C	$98,171,000	One-Month LIBOR + 1.3305%
D	$60,413,000	One-Month LIBOR + 1.5005%
E	$173,687,000	One-Month LIBOR + 2.0505%
F	$124,601,000	One-Month LIBOR + 2.3005%
The Loan is secured by first priority mortgages on a portfolio of 5,614 single-family homes operated as rental properties (collectively, the “Properties”) owned by the Borrower, as well as a first priority pledge of the equity interests of the Borrower. The initial maturity date of the Loan is June 9, 2020 (the “Initial Maturity Date”). The Borrower has the option to extend the Loan beyond the Initial Maturity Date for five successive 12-month terms, provided that there is no event of default under the Loan Agreement on each maturity date, the Borrower obtains an acceptable replacement interest rate cap agreement and the Borrower complies with the other terms set forth in the Loan Agreement. The Loan Agreement requires that the Borrower comply with various affirmative and negative covenants that are customary for loans of this type, including limitations on indebtedness that the Borrower can incur, limitations on sales and dispositions of the Properties, required maintenance of specified cash reserves, and various restrictions on the use of cash generated by the operations of the Properties while the Loan is outstanding. The Loan Agreement also includes customary events of default, the occurrence of which would allow the Lender to accelerate payment of all amounts outstanding.
In connection with the Loan, Invitation Homes Operating Partnership LP (“IHOP”), the Company’s operating partnership, provided the Lender with a limited recourse guaranty agreement under which, upon the occurrence of certain specified events including customary “bad-boy” acts, breaches of specified representations, warranties and covenants and specified bankruptcy or insolvency proceedings, it would indemnify the lender against losses it incurs or, under certain circumstances, guaranty the payment in full of the Loan, not to exceed the greater of (i) the lesser of $30,000,000 and the outstanding principal balance of the Loan and all other obligations under the Loan, and (ii) twenty percent of the outstanding principal balance of the Loan, in the event that the Borrower files insolvency proceedings or violates certain covenants that result in its being substantively consolidated with any other entity that is subject to a bankruptcy proceeding.
This description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Securitization Transaction
Concurrent with the execution of the Loan Agreement, the Lender sold the Loan to IH Asset Receiving Limited Partnership (the “Depositor”), an indirect subsidiary of the Company, which, in turn, transferred the loan to a trust in exchange for (i) $464,424,000 principal amount of Class A pass-through certificates (the “Class A Certificates”), (ii) $135,929,000 principal amount of Class B pass-through certificates (the “Class B Certificates”), (iii) $98,171,000 principal amount of Class C pass-through certificates (the “Class C Certificates”), (iv) $60,413,000 principal amount of Class D pass-through certificates (the “Class D Certificates”), (v) $173,687,000 principal amount of Class E pass-through certificates (the “Class E Certificates”) and (vi) $124,601,000 principal amount of Class F pass-through certificates (the “Class F Certificates”, and collectively with Class A Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates, the “Regular Certificates”) and (vii) Class R pass-through certificates (the “Class R Certificates”, and together with the Regular Certificates, the “Certificates”). The Certificates represent beneficial ownership interests in the trust and its assets, including the Loan.
The Depositor sold the Certificates, acquired by the Depositor in the manner described above, to investors in a private offering. The Regular Certificates are exempt from registration under the Securities Act of 1933, as amended, and are “exempted securities” under the Securities Exchange Act of 1934, as amended. To satisfy applicable risk retention rules, IHOP purchased and retained 5% of each class of Regular Certificates totaling $52,865,000 million. The Depositor used the proceeds from the sale of the Certificates to purchase the Loan from the Lender, as described above.
Each class of Regular Certificates accrues interest at a floating rate. The table below shows the initial balance and pass-through rate for the Regular Certificates, inclusive of a fixed servicing and CREFC licensing fee totaling 0.0505% for each class of Regular Certificates. The Class R Certificates do not have a certificate balance or pass-through rate.

Offered Certificate	Initial Balance	Initial Pass-Through Rate, inclusive of 0.0505% aggregate servicing and CREFC licensing fees
Class A	$464,424,000	One-Month LIBOR + 0.9505%
Class B	$135,929,000	One-Month LIBOR + 1.1305%
Class C	$98,171,000	One-Month LIBOR + 1.3305%
Class D	$60,413,000	One-Month LIBOR + 1.5005%
Class E	$173,687,000	One-Month LIBOR + 2.0505%
Class F	$124,601,000	One-Month LIBOR + 2.3005%
Class R	N/A	N/A

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Loan Agreement, dated as of May 8, 2018, between IH 2018-2 Borrower, LP, as Borrower, and JPMorgan Chase Bank, National Association, as Lender.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement, dated as of May 8, 2018, between IH 2018-2 Borrower, LP, as Borrower, and JPMorgan Chase Bank, National Association, as Lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVITATION HOMES INC.

By:	/s/ Mark A. Solls
	Name:	Mark A. Solls
	Title:	Executive Vice President, Secretary and Chief Legal Officer
Date: May 9, 2018